Exhibit 4.27 - Form of Warrants granted to Noteholders and the Banking institutions




                               WARRANT AGREEMENT


                            Dated as of June 5, 2001



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                                Table of Contents

                                                                        Page


i
CL:  593468v4
SECTION 1.            Issuance of Warrants..................................1

SECTION 2.            Warrant Certificates..................................2

SECTION 3.            Registration..........................................2

SECTION 4.            Transfer and Exchange of Warrants.....................2

SECTION 5.            Legend................................................3

SECTION 6.            Exercise of Warrants..................................4

SECTION 7.            Payment of Taxes......................................5

SECTION 8.            Mutilated or Missing Warrant Certificates.............5

SECTION 9.            Reservation of Warrant Shares.........................5

SECTION 10.           Adjustment of Exercise Price and Number of Warrant....6

SECTION 11.           Fractional Interests.................................15

SECTION 12.           Notices to Holders...................................15

SECTION 13.           Notices to the Company and Holders...................16

SECTION 14.           The Company's Representations and Warranties.........17

SECTION 15.           Each Holder's Representations and Warranties.........17

SECTION 16.           Regulatory Problems..................................18

SECTION 17.           Other Agreements.....................................18

SECTION 18.           Successors and Assigns...............................18

SECTION 19.           Termination..........................................18

SECTION 20.           Governing Law........................................18

SECTION 21.           Jurisdiction and Venue...............................18

SECTION 22.           Benefits of This Agreement...........................19

SECTION 23.           Counterparts.........................................19

SECTION 24.           Amendments and Waivers...............................19

SECTION 25.           Severability of Provisions; Captions; Attachments....19

SECTION 26.           Legal Representation of Parties......................19

SECTION 27.           JURY TRIAL WAIVER....................................20



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                                WARRANT AGREEMENT

                  THIS WARRANT AGREEMENT, dated as of June 5, 2001, is made by and among AMCAST INDUSTRIAL CORPORATION, an Ohio corporation (the "Company") and those other parties named on the signature pages hereto (each of them, and each of their respective transferees, successors and assigns, a "Holder").

                  WHEREAS, pursuant to that Subordination Waiver and Consent Agreement dated as of even date herewith, by and among the Company, the Holders, the LIFO Agent, the LIFO Banks and the Collateral Agent (each as defined therein) - (as the same may from time to time be amended, restated or otherwise modified, the "Subordination Agreement"), the Company has agreed to issue a total of up to seven hundred ten thousand four hundred thirty nine and 379/1000 (710,439.379) warrants (each a "Warrant") for the purchase of a total (subject to adjustment as herein provided) of one (1) common share, without par value, of the Company (each, a "Common Share"; and each Common Share issuable upon exercise of a Warrant, a "Warrant Share"), and to enter into that registration rights agreement of even date herewith and among the parties hereto (the "Registration Rights Agreement") in order to induce the Holders to temporarily waive certain defaults and consent to the Company entering into the LIFO Credit Agreement (as defined in the Subordination Agreement).

     WHEREAS, the Company and the Holders desire to set forth the terms and conditions of the Warrants;

                  NOW, THEREFORE, in consideration of the premises, their mutual covenants and undertakings, and other good and valuable considerations the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. .......Issuance of Warrants.

(a) On the date hereof, the Company shall issue to each Holder that number of Warrants set forth next to such Holder's name on Schedule 1 hereto. The price at which each Warrant issued pursuant to this subsection 1(a) (an "Initial Warrant") shall be exercisable (the "Initial Warrant Exercise Price") shall be eight dollars and eighty cents ($8.80), subject to adjustment as provided herein.

(b) In addition to the Initial Warrants, if the maturity date under that Credit Agreement, dated as of August 14, 1997, by and among the Company, the Holders and the other parties thereto, as amended and as may from time to time be further amended, restated or modified (the "Existing Credit Agreement"), is extended to or beyond September 14, 2003, then, immediately upon the granting of such extension (the date of such extension, the "Extension Date") the Company shall issue to each of those Holders listed on Schedule 2 hereto (or their respective transferees, successors and assigns) that number of Warrants set forth next to such Holder's name on Schedule 2 in accordance with the terms and conditions of the Subordination Agreement. The price at which each Warrant issued pursuant to this subsection 1(b) (a "Supplemental Warrant") shall be exercisable (the "Supplemental Warrant Exercise Price") shall be the Current Market Value (defined below) of a Common Share on the Extension Date, subject to adjustment as provided herein.

SECTION 2. .......Warrant Certificates. On the date hereof, in the case of every
Initial Warrant, and within ten (10) days of the Extension Date, in the case of every Supplemental Warrant, the Company will issue and deliver a certificate or certificates evidencing the Warrants (the "Warrant Certificates") to each Holder for the specified number of Warrants. Each Warrant Certificate shall be in registered form only and in substantially the form set forth as Exhibit A attached hereto. Warrant Certificates shall be dated the date of issuance of the underlying Warrants by the Company.

                  Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President or Vice President, and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President or Vice President, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he shall have ceased to hold such office. Each Warrant Certificate shall also be manually signed on behalf of the Company by its Secretary or an Assistant Secretary.

SECTION 3.  .......Registration.  The  Company  shall  number and  register  the
Warrant Certificates in a register (the "Warrant Register") as they are issued. The Company may deem and treat the registered holder of any Warrant Certificate, as set forth in the Warrant Register, as the absolute owner in fact thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be required to recognize any equitable or other claim to or interest in any such Warrant on the part of any other person. Each Warrant shall be registered initially in such name or names as the Holder receiving the Warrant Certificate evidencing such Warrant shall designate.

SECTION 4.  .......Transfer  and Exchange of Warrants.  No Holder shall make any sale, transfer or other disposition of any Warrants except pursuant to an effective registration statement for such securities under the Securities Act of 1933, as amended (the "Act") and any applicable state securities laws or an exemption from the registration requirements of the Act. In the case of any sale, transfer or other disposition other than pursuant to an effective registration statement, the transferee shall upon the request of the Company deliver an opinion of counsel (which may be the transferee's internal counsel) reasonably satisfactory to the Company that registration is not required by the Act. The Company shall from time to time at the request of a Holder register the transfer of any outstanding Warrants upon the Warrant Register upon surrender of the Warrant Certificate or Warrant Certificates evidencing such Warrants duly endorsed or accompanied (if so required by the Company) by a written instrument or instruments of transfer substantially in the form attached as Exhibit B hereto duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Subject to the terms of this Agreement, each Warrant Certificate may be exchanged for another Warrant Certificate or Warrant Certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the Warrant Certificate or Warrant Certificates surrendered then entitle such Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Warrant Certificates shall make such request in writing substantially in the form attached as Exhibit B hereto and delivered to the Company, and shall surrender, duly endorsed or accompanied by a written instrument of transfer, the Warrant Certificate or Warrant Certificates to be so exchanged. Upon registration of transfer, the Company shall issue, sign and deliver a new Warrant Certificate or Warrant Certificates to the person(s) entitled thereto. No service fee or other expense shall be charged for any exchange or registration of transfer of a Warrant Certificate or of Warrant Certificates, but the Company may require that Holder make payment of a sum sufficient to cover any stamp tax or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer. The terms "Warrant" and "Warrant Certificate" as used herein shall include, respectively, any Warrant or Warrant Certificate into which a Warrant or Warrant Certificate, as the case may be, may be divided or exchanged.


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                  At any time at which  the  Warrants  held by any  Holder  that qualifies as a "subsidiary" of a "bank holding company" (as such terms are defined in Section 225.2 of Regulation Y issued by the Board of Governors of the Federal Reserve System ("Regulation Y")) (a "BHC Subsidiary") would result in such BHC Subsidiary owning or controlling 5% or more of the Company's Common Shares (including after taking into consideration any rebuttable presumptions of control contained in Section 225.31(d) of Regulation Y), no Warrant may be transferred by such BHC Subsidiary, unless the BHC Subsidiary advises the Company in writing (and in such case the Company shall thereupon notify each Holder in writing) that the transfer will be made: (a) in a widely dispersed public distribution; (b) to a person or group of persons that already had "control" (as defined in Section 225.2 of Regulation Y) of the Company immediately prior to the transfer to such person or group of persons; (c) in a private sale to a person independent from and unrelated to the BHC Subsidiary in which no person or group of persons acting in concert receives rights to acquire more than 2% of the Company's outstanding Common Stock; (d) to a "broker" or "dealer" (as those terms are defined in Section 3(a) of the Securities Exchange Act of 1934, as amended) for the purpose of conducting a widely dispersed public distribution; or (e) in a transaction which has been approved by the Board of Governors of the Federal Reserve System or is otherwise not inconsistent with Regulation Y or the Bank Holding Company Act of 1956, as amended.

SECTION 5. .......Legend.


                  Unless and until distributed pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act") or sold pursuant to Rule 144 promulgated thereunder (or any similar rule or regulation), (a) each Warrant Certificate, and each certificate evidencing a Warrant upon the transfer thereof shall bear the legend in the form affixed to Exhibit A, and (b) each certificate for Warrant Shares initially issued upon the exercise of a Warrant, and each certificate for Common Shares issued to any subsequent transferee of any such certificate, shall bear the following legend (subject to any appropriate modifications as any restrictions on transfer may lapse):

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND THEY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH ACT."


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SECTION 6. .......Exercise of Warrants.  Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time or from time to time commencing on the date hereof until 5:00 p.m., New York time, until June 3, 2005 (the "Exercise Period"), to receive from the Company the number of fully paid and nonassessable Warrant Shares (and such other consideration) which the Holder may at the time be entitled to receive on exercise of the Warrants and payment of the Exercise Price then in effect for such Warrant Shares. ("Exercise Price" shall mean, in the case of each Initial Warrant, the Initial Warrant Exercise Price and, in the case of each Supplemental Warrant, the Supplemental Warrant Exercise Price, in each case subject to adjustment as provided herein.) In the alternative, each Holder may exercise its right, during the Exercise Period, to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the Holder receives that number of Warrant Shares (and such other consideration) otherwise issuable (or payable) upon exercise of its Warrants less that number of Warrant Shares having an aggregate Current Market Value (defined below) at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the Holder for the Warrant Shares. Each Warrant not exercised during the Exercise Period shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants, except as otherwise expressly provided herein.

                  A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 13 hereof) of the Warrant Certificate or Certificates to be exercised with the form of election to purchase attached thereto duly filled in and signed, and upon payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check payable to the order of the Company or in the manner provided in the first paragraph of this Section 6.

                  Subject to the provisions of this Section 6, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as such Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants (and such other consideration as may be deliverable upon exercise of such Warrants) together with cash, if any, for fractional Warrant Shares as provided in Section 11. Such certificate or certificates shall be deemed to have been issued and the person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price, irrespective of the date of delivery of such certificate or certificates for Warrant Shares.

                  Each Warrant shall be exercisable during the Exercise Period at the election of the Holder thereof, either in full or from time to time in part (but if in part for a whole number of Warrant Shares only). In the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time period to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this
Section 6 and of Section 2 hereof.

                  All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.

SECTION 7. .......Payment of Taxes. The Company will pay all documentary,  stamp taxes and other governmental charges (excluding all foreign, federal or state income, franchise, property, estate, inheritance, gift or similar taxes) in connection with the issuance or delivery of the Warrants hereunder, as well as all such taxes attributable to the initial issuance or delivery of Warrant Shares upon the exercise of Warrants and payment of the Exercise Price. The Company shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Warrants or any transfer involved in the issuance and delivery of Warrant Shares in a name other than that in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

SECTION 8.  .......Mutilated  or Missing  Warrant  Certificates.  If any Warrant
Certificate or certificate evidencing Warrant Shares shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution therefor and upon cancellation of the mutilated Warrant Certificate or other certificate, or in lieu of and substitution for the Warrant Certificate or other certificate lost, stolen or destroyed, a new Warrant Certificate or other certificate of like tenor and representing an equivalent number of Warrants or Warrant Shares. In the case of a lost, stolen or destroyed certificate, the Company may condition the issuance of a new certificate upon the receipt of a lost warrant or lost share affidavit, ad shall include the indemnity of the affiant Holder.

SECTION 9. Reservation of Warrant Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares or its authorized and issued Common Shares held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Shares which may then be deliverable upon the exercise of all outstanding Warrants.

                  The Company or, if appointed, the transfer agent for the Common Shares and each transfer agent for any class of the Company's Shares issuable upon the exercise of any of the Warrants (collectively, the "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company shall keep a copy of this Agreement and each Warrant Certificate on file with the Transfer Agent. The Company will supply the Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available all other consideration that may be deliverable upon exercise of the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder pursuant to Section 12.

                  Before taking any action which would cause an adjustment pursuant to Section 10 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                  The Company covenants that all Warrant Shares and other shares issued upon exercise of the Warrants will, upon payment of the Exercise Price therefor and issuance thereof, be validly authorized and issued, fully paid, nonassessable, and free from all preemptive rights, taxes, liens, charges, personal liability and security interests (other than those created by, or resulting from actions taken by, the Holder).

SECTION 10. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The number of Common Shares issuable upon the exercise of each outstanding Warrant (the "Warrant Number") is initially one (1). The Warrant Number is subject to adjustment from time to time upon the occurrence of the events enumerated in, or as otherwise provided in, this Section 10. Upon each adjustment of the Warrant Number, the Exercise Price shall be adjusted to the price determined by multiplying the Warrant Number immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product thereof by the Warrant Number resulting from such adjustment.

(a)      Share Dividends; Share Splits; Etc.
         -----------------------------------

                  If the Company:

     (1) pays a dividend or makes a distribution on its Common Shares in its Common Shares;

     (2) subdivides or reclassifies its outstanding Common Shares into a greater number of Common Shares;

     (3) combines or reclassifies its outstanding Common Shares into a smaller number of Common Shares;

     (4) pays a dividend or makes a distribution on its Common Shares of a class other than Common Shares; or

     (5) issues by reclassification of its Common Shares any shares of any other class;

then the Warrant Number in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of each class of the Company which such holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action. The adjustment shall become effective immediately after the record date.

                  Such adjustment shall be made successively whenever any event listed above shall occur. If the occurrence of any event listed above results in an adjustment under subsections 10(b) or 10(c) below, no further adjustment shall be made under this subsection 10(a).

                  The Company shall not issue Common Shares as a dividend or distribution on any class of shares other than Common Shares unless the Holders also receive such dividend or distribution on a ratable basis.

(b)      Adjustment for Rights Issue

                  If the Company distributes any rights, options or warrants (whether or not immediately exercisable) to any holders of its Common Shares entitling them to purchase Common Shares at a price per share less than the Current Market Value (defined below) per share on the record date relating to such distribution, the Warrant Number shall be adjusted in accordance with the formula:

                           W* = W x ((O + N) / (O + ((N x P) / M)))

                  W* =     the adjusted Warrant Number.

                  W = the Warrant Number immediately prior to the record date for any such distribution.

                  O        = the number of Fully Diluted Shares  (defined below)
                           outstanding   on  the   record   date  for  any  such
                           distribution.

                  N = the number of additional Common Shares issuable upon exercise of such rights, options or warrants.

                  P = the exercise price per share of such rights, options or warrants.

                  M = the Current Market Value per Common Share on the record date for any such distribution.

                  The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

(c)      Evidence of Indebtedness; Other Assets

                  If the Company distributes to all holders of its Common Shares
(i) any evidences of indebtedness of the Company or any of its subsidiaries or any other person, (ii) any assets (including cash dividends) of the Company or any of its subsidiaries or any other person (other than any distribution of cash or property which either individually or as part of a series of related distributions constitutes a liquidating distribution of the Company to which the provisions of subsection 10(m) apply), or (iii) any rights, options or warrants to acquire any of the foregoing or to acquire any other securities of the Company, the Warrant Number shall be adjusted in accordance with the formula:

                           W* = W x (M / (M - F))

                  where:

                  W* =     the adjusted Warrant Number.

                  W = the Warrant Number immediately prior to the record date mentioned below.

                  M = the Current Market Value per Common Share on the record date mentioned below.

                  F = the fair market value on the record date mentioned below of the indebtedness, assets, rights, options or warrants distributable to the holder of one Common Share, provided, however, that for purposes of this formula "F" shall in no event be greater than one cent less than "M".

                  The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution. If an adjustment is made pursuant to this subsection 10(c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the Warrant Number shall be immediately readjusted as if "F" in the above formula was the fair market value on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of Common Shares outstanding on the record date.

     This subsection 10(c) does not apply to rights, options or warrants referred to in subsection 10(b).

(d)      Adjustment for Common Share Issue

                  If the Company issues Common Shares for a consideration per share less than the Current Market Value per Common Share on the date the Company fixes the offering price of such additional shares, the Warrant Number shall be adjusted in accordance with the formula:

                           W* = W x (A / (O + (P / M)))

                  where:

                  W* =     the adjusted Warrant Number.

                  W = the Warrant Number immediately prior to any such issuance.

                  A = the number of Fully Diluted Shares outstanding immediately after the issuance of such additional Common Shares.

                  O = the number of Fully Diluted Shares outstanding immediately prior to the issuance of such additional Common Shares.

                  P = the aggregate consideration received for the issuance of such additional Common Shares.

                  M = the Current Market Value per Common Share on the date of issuance of such additional shares.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  This subsection 10(d) does not apply to any of the transactions described in subsection 10(a), to any issuance of any Common Shares pursuant to rights, options or warrants (whether or not immediately exercisable) granted in a distribution to which subsection 10(b) applied (or would have applied but for the fact that such rights, options or warrants entitle their holders to acquire Common Shares at a price equal to or greater than the Current Market Value of Common Shares on the record date relating to such distribution) or to any of the excepted issues and sales described in subsection 10(q).

(e)      Adjustment for Convertible Securities Issue

                  If the Company issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Shares (other than the Warrants and securities issued in transactions described in subsection 10(b) or 10(c)) for a consideration per Common Share initially deliverable upon conversion, exchange or exercise of such securities less than the Current Market Value per Common Share on the date of issuance of such securities, the Warrant Number shall be adjusted in accordance with the formula:

                           W* = W x ((O + D) / (O + (P / M)))

                  where:

                  W* =     the adjusted Warrant Number.

                  W = the Warrant Number immediately prior to the issuance.

                  O  =     the number of Fully Diluted Shares outstanding
                           immediately prior to the issuance of
                           such securities.

                  D = the maximum number of Common Shares deliverable upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

                  P = the aggregate consideration received for the issuance of such securities.

                  M = the Current Market Value per Common Share on the date of issuance of such securities.

                  The foregoing adjustments shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  If all of the Common Shares deliverable upon conversion, exchange or exercise of the securities described in this subsection 10(e) has not been issued when such securities are no longer outstanding, then the Warrant Number shall promptly be readjusted to the Warrant Number which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of Common Shares issued upon conversion, exchange or exercise of such securities.

(f)      Adjustment for Repurchase of Common Shares or Rights
         ----------------------------------------------------

                  If the Company repurchases, redeems, retires or otherwise acquires Common Shares or options, warrants or other securities convertible into or exchangeable or exercisable for Common Shares (other than the Warrants as contemplated hereby) for a consideration per Common Share greater than the Current Market Value per Common Share on the date of repurchases, redemption, retirement or acquisition (collectively "Acquisitions") of such securities, the Warrant Number shall be adjusted in accordance with the formula:

                           W* = W x (A / (O - (R / M)))

                  where:

                  W* =     the adjusted Warrant Number.

                  W  =  the  Warrant  Number   immediately  prior  to  any  such
Acquisition.

                  A = the number of shares of Fully Diluted Shares outstanding immediately after the Acquisition of such securities.

     O = the number of Fully Diluted Shares outstanding immediately prior to the Acquisition of such securities.

                  R = the aggregate consideration paid for the Acquisition of such securities.

                  M = the Current Market Value per Common Share on the date of Acquisition of such securities.

(g)      Certain Definitions

                  "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Current Market Value" per Common Share or of any other security of the Company or any of its Subsidiaries (herein collectively referred to as a "Security") at any date shall be:

     (1) if the Security is traded on a national securities exchange or on the over-the-counter market, the average of the closing sales prices for the thirty trading days immediately preceding such date or, on any trading day for which there is no reported sale of such Security, the average of the bid and asked prices on such day; provided, however, that if the market price is described above is not determinable for at least fifteen (15) trading days in such period, the Current Market Value of the Security shall be determined as if the Security was not traded on a national securities exchange or on the over-the-counter market; or

     (2) if the Security is not traded on a national securities exchange or on the over-the-counter market (i) the value of the Security determined in good faith by the Board of Directors of the Company and certified in a board resolution, based on the most recently completed arm's length transaction between the Company and a person other than an Affiliate of the Company in which such determination is necessary and the closing of which occurs on such date or shall have occurred within the six months preceding such date; (ii) if no transaction described in clause (i) shall have occurred on such date or within such six-month period, the value of the Security most recently determined as of a date within the six months preceding such date by an Independent Financial Expert; or (iii) if neither clause (i) nor clause (ii) is satisfied, by the Board of Directors of the Company, unless the holders of a majority of the Warrants disagree with such Board determination within ten days of notice thereof, in which case the value of the Security determined as of such date by an Independent Financial Expert; or

     (3) notwithstanding the foregoing, if the Security is being issued in a public offering, the "Current Market Value" shall be the offering price to the public therefor;

provided, however, that for purposes of applying this Section 10 to any Warrant, the Current Market Value of a Common Share shall in no event be less than the Exercise Price for such Warrant, as adjusted from time to time in accordance with this Agreement.

                  "Independent Financial Expert" shall mean a qualified investment banking firm chosen by the Company and reasonably acceptable to the Holders of a majority of the Warrants (i) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company, (ii) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company, (iii) that has not been retained by the Company for any purpose, other than to perform an equity valuation, within the preceding twelve months, and (iv) that, in the reasonable judgment of the Board of Directors of the Company, is otherwise qualified to serve as an independent financial advisor. The value of a Security as determined by the Independent Financial Expert shall be based upon an arm's length sale of the Company (including its ownership interests in all persons) as an entirety on the applicable date between a willing buyer and a willing seller, without reference to any discount for minority interest, restrictions on transfer, disparate voting rights among classes of equity or lack of marketability. Any compensation and indemnification of the Independent Financial Expert shall be borne by the Company.

(h)      Consideration Paid or Received

                  For purposes of any computation respecting consideration paid or received pursuant to subsections 10(d), 10(e) and 10(f), the following shall apply:

(1) in the case of the issuance or Acquisition of Common Shares for cash, the consideration shall be the amount of such cash, provided, however, that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

(2) in the case of the issuance or Acquisition of Common Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (irrespective of the accounting treatment thereof) as determined in good faith by the Board of Directors; and

(3) in the case of the issuance of options, warrants or other securities convertible into or exchangeable or exercisable for Common Shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection 10(h)).

(i)      Deferral of De Minimis Adjustment; Readjustment

                  No adjustment the Warrant Number need be made unless the adjustment would require an increase or decrease of at least 0.5% in the Warrant Number. Any adjustments that are not made shall be called forward and taken into account in any subsequent adjustment, provided, however, that no such adjustment shall be deferred beyond the date on which a Warrant is exercised.

     All calculations under this Section 10 shall be made to the nearest 1/1000th of a share and the nearest cent.

                  If an adjustment is made upon the establishment of a record date for a distribution subject to subsections 10(a), 10(b) or 10(c) and such distribution is subsequently canceled, the Warrant Number then in effect shall be readjusted, effective as of the date when the Board of Directors determines to cancel such distribution, to that which would have been in effect if such record date had not been fixed.

                  To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

(j)      Notice of Adjustment

                  Whenever the Warrant Number or Exercise Price is adjusted, the Company shall provide the notices required by Section 12.

(k)      Voluntary Reduction

                  The Company from time to time may reduce the Exercise Price by any amount for any period of time (including, without limitation, permanently) if the period is at least thirty (30) days and if the reduction is irrevocable during the period. Whenever the Exercise Price is reduced, the Company shall mail to the Holders a notice of the reduction. The Company shall mail the notice at least fifteen (15) days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect. A reduction of the Exercise Price under this subsection 10(k) (other than a permanent reduction) does not change or adjust the Exercise Price otherwise in effect for purposes of subsections 10(a), 10(b), 10(c), 10(d), 10(e) or 10(f).

(l)      When Issuance or Payment May Be Deferred

                  In any case in which this Section 10 shall require that an adjustment in the Warrant Number be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other shares of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other shares of the Company, if any, issuable upon such exercise on the basis of the Warrant Number prior to such adjustment, and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 11; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other shares and cash upon the occurrence of the event requiring such adjustment.

(m)      Reorganizations

                  In case of any capital reorganization, other than in the cases referred to in subsections 10(a) through 10(f) hereof, inclusive, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding Common Shares into other shares or other securities or property), or the liquidation of the Company or distribution or proceeds following a sale of the property of the Company as an entirety or substantially as an entirety (any such action, a "Reorganization"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of Common Shares theretofore deliverable) the number of other shares or other securities, cash or other property to which a holder of the number of Common Shares that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants.

                  The Company shall not effect any Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization shall expressly assume, by a supplemental Warrant Agreement or other acknowledgement executed and delivered to the Holder(s), the obligation to deliver to each such Holder such other shares, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and all other obligations and liabilities under this Agreement.

(n)      Form of Warrants

                  Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially pursuant to this Agreement.

(o)      Adjustments in Other Securities

                  If as a result of any event or for any other reason, any adjustment is made which increases the number of Common Shares issuable upon conversion, exercise or exchange of, or in the conversion or exercise price or exchange ratio applicable to, any outstanding securities of the Company that are convertible into, or exercisable or exchangeable for, Common Shares, and such adjustment would, if made upon the original issuance of such securities, have resulted in any adjustment pursuant to this Section 10, then a corresponding adjustment shall be made hereunder to increase the number of Common Shares issuable upon exercise of the Warrants, but only to the extent that no such adjustment has been made pursuant to subsections 10(a), 10(b), 10(c) or 10(d) hereof with respect to such event or for such other reason.

(p)      Miscellaneous

                  For purpose of this Section 10 the term "Common Shares" shall mean (i) shares of any class designated as Common Shares of the Company at the date of this Agreement, (ii) shares of any other class resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. For purposes of this Section 10 the term "Fully Diluted Shares" shall mean (i) Common Shares outstanding as of a specified date, and (ii) Common Shares into or for which rights, options, warrants or other securities outstanding as of such date are exercisable or convertible. In the event that at any time, as a result of an adjustment made pursuant to this Section 10, the holders of Warrants shall become entitled to purchase any securities of the Company other than, or in addition to, Common Shares, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsections 10(a) through 10(o), inclusive, and the provisions of this Agreement with respect to the Warrant Shares or the Common Shares shall apply on like terms to any such other securities.

(q)      Excepted Issues and Sales

                  No adjustments pursuant to this Section 10 shall be made in respect of the issuance of Common Shares upon (i) exercise of Warrants issued pursuant to this Agreement, or (ii) the exercise of options outstanding on the date hereof.

SECTION 11. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of all outstanding Warrants, the Company shall pay an amount in cash equal to the fair market value of the Warrant Share so issuable (as determined in good faith by the Board of Directors), multiplied by such fraction.

SECTION 12. Notices to Holders. Upon any adjustment pursuant to Section 10 hereof, the Company shall promptly thereafter (a) cause to be filed with the Company a certificate of an officer of the Company setting forth the Warrant Number and Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, and (b) cause to be given to each of the registered holders of the Warrant Certificates at his or its address appearing on the Warrant register written notice of such adjustments by first class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 12.

                  In case:

     (i) the Company shall authorize the issuance to all holders of Common Shares of rights, options or warrants to subscribe for or purchase Common Shares or of any other subscription rights or warrants; or

     (ii) the Company shall authorize the distribution to all holders of Common Shares of assets, including cash, evidences of its indebtedness, or other securities; or

     (iii) of any consolidation or merger to which the Company is party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Shares issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for Common Shares; or

     (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

     (v) the Company proposes to take any action that would require an adjustment to the Warrant Number or the Exercise Price pursuant to Section 10;

then the Company shall cause to be given to each of the registered Holders of the Warrant Certificates at his or its address appearing on the Warrant register, at least 30 days prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of Common Shares to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for Common Shares, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of Common Shares shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. No such distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action, shall be affected unless and until such notice to the holders of Warrant Certificates has been given in a timely manner.

                  Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring upon the Holders of Warrants (prior to the exercise of such Warrants) the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company; provided, however, that nothing in the foregoing provision is intended to detract from any rights explicitly granted to any Holder hereunder.

SECTION 13. Notices to the Company and Holders. All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail, telecopier, or overnight air courier guaranteeing next day delivery:

(a)      if to the Company, to:

                           Amcast Industrial Corporation
                           7887 Washington Village Drive
                           Dayton, Ohio  45459
                           Attn:  Secretary and General Counsel
                           Fax:  (937) 291-7005

                           With a copy (except for routine communications) to:

                           David Neuhardt
                           Thompson Hine LLP
                           2000 Courthouse Plaza, N.E.
                           10 West Second Street
                           Dayton, Ohio  45402
                           Fax:  (937) 443-6635

                           If to any Holder, to the address for it set forth on the signature pages of the Subordination Agreement.

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days' prior notice of such change in accordance herewith.

SECTION 14. The Company's Representations and Warranties. The Company hereby represents and warrants to each of the Holders that (a) the Company has the legal power and authority to execute and deliver this Agreement and to fully and timely perform each of its obligations; (b) the officers executing this Agreement have been duly authorized to execute and deliver the same and bind the Company with respect to the provisions hereof; (c) the execution and delivery hereof by the Company and the performance and observance by the Company of the provisions hereof do not violate or conflict with the Articles of Incorporation or Regulations of the Company or any law applicable to the Company or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Company; (d) the Company has authorized, issued and outstanding, and held in treasury, respectively, that number of shares of each class as is set forth in the Company's Form 10 Q for the Period Ended March 4, 2001; (e) Schedule 3 hereto sets forth a true and complete list of all existing options, warrants, convertible securities or any other rights of any person to acquire any equity securities of the Company together, in each case, with a description of the security(ies) such person has the right to acquire and the exercise or conversion price required to be paid therefore, and (f) this Agreement constitutes a valid and binding obligation of the Company in every respect, enforceable in accordance with its terms.

SECTION 15. Each Holder's Representations and Warranties. Each of the Holders, several and not jointly, represents and warrants to the Company that (a) such Holder's Warrants are being acquired for the account of such Holder for investment and not with a view to, or for resale in connection with, the distribution thereof, (b) such Holder has no present intention of distributing or reselling such Warrants, and (c) such Holder is an "accredited investor" as such term in defined in Regulation D promulgated under the Act.

SECTION 16. Regulatory Problems. In the event of any determination by any Holder (a "Regulated Holder") that, by reason of any existing or future federal or state rule, regulation, guideline, order, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (collectively, a "Regulatory Requirement"), it is effectively restricted or prohibited from holding any of the Warrants or the Warrant Shares (including any shares or other securities distributable to such Regulated Holder in any merger, reorganization, readjustment or other reclassification of securities), the Company and the other Holders agree to use reasonable efforts to take such action as reasonably necessary to permit such Regulated Holder to comply with such Regulatory Requirement. Any expenses related to taking such action will be borne by the Regulated Holder. Such action to be taken may include, without limitation, the Company's authorization of one or more new classes of capital stock and the modification or amendment of the articles of incorporation or any other documents or instrument executed in connection with the Warrants or other securities held by such Regulated Holder. Such Regulated Holder shall give written notice to the Company and the other Holders of any such determination and the action or actions necessary to comply with such Regulatory Requirement, and the Company and such other Holders shall take all steps reasonably necessary to comply with such determination as expeditiously as possible including, without limitation, voting all shares of the Company owned or controlled by them in favor of such action or actions. No Regulated Holder may be required to transfer any Common Shares in violation of any Regulatory Requirement.

SECTION 17. Other Agreements. This Agreement and the Warrant Certificates are subject in their entirety to, and the Holders are entitled to the benefits of the Registration Rights Agreement.

SECTION 18. Successors and Assigns. All the covenants and provisions of this Agreement by or for the benefit of the Holders and the Company shall bind and inure to the benefit of their respective successors and assigns; provided, however, that the Company shall not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the Purchaser.

SECTION 19. Termination. This Agreement shall terminate if all Warrants have been exercised pursuant to this Agreement.

SECTION 20. Governing Law. This Agreement and each Warrant Certificate shall be interpreted and enforcedin accordance with the laws of the State of Ohio without regard to principles of conflicts of causes.

SECTION 21. Jurisdiction and Venue. All judicial proceedings arising out of or relating to this Agreement or any obligation hereunder shall be brought in the United States District Court for the Northern District of Ohio or in the Court of Common Pleas, Cuyahoga County, Ohio, and by their respective execution and delivery of this Agreement, the undersigned accept for themselves and in connection with their properties, generally and unconditionally, the jurisdiction of the aforesaid courts and waive any defense of forum nonconveniens, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement.

SECTION 22. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefits of the Company and the Holders.

SECTION 23. Counterparts. This Agreement may be executed in any number of counterparts and by facsimile signature and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 24. Amendments and Waivers. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the party sought to be bound. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver of the same right or remedy on any subsequent occasion.

SECTION 25. Severability of Provisions; Captions; Attachments. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Agreement hat is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

SECTION 26. Legal Representation of Parties. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.



SECTION 27. JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THEM, OR ANY OF THEM, ARISING OUT OF, IN CONNECTION WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by its authorized representative, as of the day and year first above written.


   AMCAST INDUSTRIAL CORPORATION

                                          By:   /s/ Francis J. Drew
                                          Name:     Francis J. Drew
                                          Title:    Vice President

                                          and   /s/ Denis G. Daly
                                          Name:     Denis G. Daly
                                          Title:    Secretary


                                          KEYBANK NATIONAL ASSOCIATION,
                                             as Agent and as a Bank

                                          By:   /s/ Alan J. Ronan
                                          Name:     Alan J. Ronan
                                          Title:    Senior Vice President


                                          THE BANK OF NEW YORK

                                          By:   /s/ Stephen C. Brennan
                                          Name:     Stephen C. Brennan
                                          Title:    Vice President


                                          BANK ONE INDIANA, N.A.

                                          By:   /s/ Jeffrey C. Nicholson
                                          Name:     Jeffrey C. Nicholson
                                          Title:    Vice President

                                          CREDIT AGRICOLE INDOSUEZ

                                          By:   /s/ Larry Materi
                                          Name:     Larry Materi
                                          Title:    Vice President

                                          and   /s/ Paul A. Dytrych
                                          Name:     Paul A. Dytrych
                                          Title:    Vice President


                                          COMERICA BANK

                                          By:   /s/ Nicholas G. Mester
                                          Name:     Nicholas G. Mester
                                          Title:    Assistant Vice President


                                          NATIONAL CITY BANK

                                          By:   /s/ Neal J. Hinker
                                          Name:     Neal J. Hinker
                                          Title:    Senior Vice President


                                          FIRSTAR BANK, N.A.
                                            (fka STAR BANK, N.A.)

                                          By:   /s/ Greg Wilson
                                          Name:     Greg Wilson
                                          Title:    AVP / Its attorney-in-fact


                                          INTESABCI  -  CHICAGO BRANCH
                                             (successor in interest to Banca
                                             Comerciale Italiana)

                                          By:   /s/ Frank Maffei
                                          Name:     Frank Maffei
                                          Title:    Vice President

                                          and   /s/ Charles Dougherty
                                          Name:     Charles Dougherty
                                          Title:    Vice President

                                          UNICREDITO ITALIANO SPA

                                          By:   /s/ Saiyed A. Abbas
                                          Name:     Saiyed A. Abbas
                                          Title:    Vice President

                                          and   /s/ Charles Michael
                                          Name:     Charles Michael
                                          Title:    Vice President


                                          SANPAOLO IMI S.p.A.

                                          By:   /s/ Luca Sacchi
                                          Name:     Luca Sacchi
                                          Title:    Vice President

                                          and   /s/ Carlo Persico
                                          Name:     Carlo Persico
                                          Title:    General Manager


                                          PRINCIPAL LIFE INSURANCE COMPANY

                                         By:   /s/ Christopher J. Henderson
                                         Name:     Christopher J. Henderson
                                         Title:    Counsel

                                         and   /s/ Thomas R. Pospisil
                                         Name:     Thomas R. Pospisil
                                         Title:    Counsel


                                         NORTHWESTERN MUTUAL LIFE INSURANCE CO.

                                         By:   /s/ Jeffrey J. Lueken
                                         Name:     Jeffrey J. Lueken
                                         Title:    Its authorized representative

                                       A-3
                                    Exhibit A

                          [Form Of Warrant Certificate]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND THEY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH ACT.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A WARRANT AGREEMENT DATED AS OF JUNE 5, 2001, AS AMENDED FROM TIME TO TIME, BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE WARRANTS IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE WARRANTS ARE TRANSFERABLE ONLY UPON PROOF OF SUCH COMPLIANCE THEREWITH.

                       EXERCISABLE ON OR BEFORE 5:30 P.M.,
                           NEW YORK TIME, JUNE 4, 2005

                                                      Warrants to Purchase ___
                                                                 Common Shares
No. W-__________

                               WARRANT CERTIFICATE

                  This      Warrant       Certificate       certifies       that
________________________,  or registered  assigns,  is the registered  holder of
__________ Warrants, each Warrant to purchase initially, at any time from the date hereof until 5:30 p.m. New York time on June 4, 2005 ("Expiration Date"), one (1) fully-paid and non-assessable Common Share, no par value, ("Common Share"), of Amcast Industrial Corporation, an Ohio corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of [$_____] per Common Share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to conditions set forth herein and in the Warrant Agreement dated as of June 5, 2001 by and among the Company, and the Holders, as amended from time to time in accordance with its terms (the "Warrant Agreement"). Payment of the Exercise Price shall be made payable to the order of the Company and by surrender of this Warrant Certificate.

                  No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holders (the words "Holders" and "Holder" meaning the registered holders or registered holder) of the Warrants.

                  The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the Holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the Holder as set forth in the Warrant Agreement.

                  The holders of the Warrants are entitled to certain registration rights with respect to the Common Share issuable upon the exercise thereof. Said registration rights are set forth in a registration rights agreement dated as of June 5, 2001, by and among the Company and the Holders (the "Registration Rights Agreement"). By acceptance of this Warrant Certificate, the holder hereof agrees that upon exercise of some of all of the Warrants evidenced hereby, he or it will be bound by the Registration Rights Agreement as a holder of Registrable Securities thereunder. A copy of the Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company.

                  Upon due presentation for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without an charge except for any tax or other governmental charge imposed in connection with such transfer.

                  Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, the Company shall forthwith issue to the Holder hereof a new Warrant Certificate representing such numbered unexercised Warrants pursuant to the terms of the Warrant Agreement.

                  The Company may deem and treat the registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrant nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

                  All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement, a copy of which may be obtained by the holder hereof upon written request to the Company.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representative, as of the day and year first above written.

                                          AMCAST INDUSTRIAL CORPORATION



                                          By:_______________________
                                          Name:
                                          Its:
Accepted as of June 5, 2001:


[        _________                                   ]
 ----------------------------------------------------
Name of Holder


         _________
-----------------------------------------------------
By:      _________
   --------------------------------------------------
Its:     _________
    -------------------------------------------------

                                       B-1
                                    Exhibit B

                          Form of Election To Purchase

                  To:      Amcast Industrial Corporation
         _________         7887 Washington Village Drive
         _________         Dayton, Ohio  45459
         _________         Attention:  Secretary

                  1. The undersigned, pursuant to the provisions of the attached Warrant Agreement, hereby elects to exercise this Warrant with respect to ____ Warrant Shares (the "Exercise Amount"). Capitalized terms used by not otherwise defined herein have the meanings assigned thereto in the attached Warrant.

                  2. The undersigned herewith tenders payment for such shares in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

                  ____     Exercise for Cash
         _____________     Cashless Exercise (as provided in Section 6 of
                           the Warrant Agreement)

                  3. Please issue a certificate or certificates (if any) representing the Warrant Shares issuable in respect hereof under the terms of the attached Warrant, as follows:

                                      --------------------------------------
                       (Name of Record Holder/Transferee)

and deliver such certificate or certificate (if any) to the following address:

                                      --------------------------------------
                      (Address of Record Holder/Transferee)

                  4. The undersigned represents that the aforesaid Warrant Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

                  5. The undersigned is an "accredited investor" as such term in defined in a Regulation promulgated under the Securities Act of 1933, as amended.

                  6. If the Exercise Amount is less than all of the Warrant Shares purchasable hereunder, please issue a new warrant representing the remaining balance of such Warrant Shares, as follows:

                                       -------------------------------------
                       (Name of Record Holder/Transferee)

and deliver such warrant to the following address:

                                       -------------------------------------
                      (Address of Record Holder/Transferee)



                                                   ----------------------------
                                                          (Signature of Holder)

                                                          (Date)

                                   Schedule 1

                         Recipients Of Initial Warrants


                  Name of Holder                       Number of Initial Warrant

   Bank One Indiana, NA                                        50,119.6778
   The Bank of New York                                        11,137.7062
   Comerica Bank                                               19,490.9858
   Credit Agricole Indosuez                                    22,275.4123
   Unicredito Italiano SPA                                     11,137.7062
   Firstar Bank, N.A.                                          46,340.9783
   Intesabci-Chicago Branch                                    11,137.7062
   KeyBank National Association                                52,950.8247
   National City Bank                                          19,490.9858
   San Paolo IMI, SPA                                          11,137.7062
   The Northwestern Mutual Life Insurance                     100,000.0000
   Company
   Principal Life Insurance Company                           100,000.0000

                                   Schedule 2

                       Recipients of Supplemental Warrants


                  Name of Holder                       Number of Initial Warrant

   Bank One Indiana, NA                                        50,119.6778
   The Bank of New York                                        11,137.7062
   Comerica Bank                                               19,490.9858
   Credit Agricole Indosuez                                    22,275.4123
   Unicredito Italiano SPA                                     11,137.7062
   Firstar Bank, N.A.                                          46,340.9783
   Intesabci-Chicago Branch                                    11,137.7062
   KeyBank National Association                                52,950.8247
   National City Bank                                          19,490.9858
   San Paolo IMI, SPA                                          11,137.7062
   The Northwestern Mutual Life Insurance                           0
   Company
   Principal Life Insurance Company                                 0

                                   Schedule 3

                         List of Existing Options, Etc.

         The following options are outstanding on the date hereof:

         647,792 options to acquire Common Shares with exercise prices averaging
               $18.36 per Common Share;

         350,000 options to acquire Common Shares at $8.80 per Common Share;

         76,000 options to acquire Common Shares at $12.00 per Common Share; and

         30,000 options to acquire Common Shares at $9.60 per Common Share.

                 Defined Terms

                                                  Page


accredited investor.................................18
Acquisitions........................................10
Act...............................................2, 3
ACT...............................................3, 1
Affiliate...........................................11
BHC Subsidiary.......................................3
Common Share.........................................1
Common Shares....................................15, 1
Company..............................................1
control.............................................11
controlled..........................................11
controlling.........................................11
Current Market Value................................11
Exercise Amount......................................1
Exercise Period......................................4
Exercise Price....................................4, 1
Existing Credit Agreement............................1
Expiration Date......................................1
Extension Date.......................................1
Fully Diluted Shares................................15
Holder...............................................1
Independent Financial Expert........................12
Initial Warrant......................................1
Initial Warrant Exercise Price.......................1
Registration Rights Agreement.....................1, 2
Regulated Holder....................................18
Regulation Y.........................................3
Regulatory Requirement..............................18
Reorganization......................................14
Security............................................11
Subordination Agreement..............................1
Supplemental Warrant.................................1
Supplemental Warrant Exercise Price..................2
Transfer Agent.......................................5
Warrant...........................................1, 3
Warrant Agreement....................................1
Warrant Certificate..................................3
Warrant Certificates.................................2
Warrant Number.......................................6
Warrant Register.....................................2
Warrant Share........................................1